UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2024

_______________________________________________

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 478-7808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RDNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 7, 2024, RadNet, Inc. (“RadNet” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 4,550,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The price to the public in this offering was $44.00 per share. The Underwriters agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $41.80 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, exercisable for 30 days, to purchase up to 682,500 additional shares of Common Stock at the public offering price less the underwriting discounts and commissions (the “Underwriters’ Option”).

The offering and the sale of the shares closed on March 12, 2024. In the aggregate, the Company sold 5,232,500 shares, including the exercise in full of the Underwriters’ Option, for gross proceeds of approximately $230.2 million. The net proceeds to the Company from this offering were approximately $218.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from the offering for general corporate purposes and future acquisitions.

The offering was made pursuant to the Company’s shelf registration statement on Form S-3ASR (Registration Statement No. 333-269025) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Sheppard Mullin Richter & Hampton, LLP relating to the legality of the issuance and sale of Common Stock in the offering is attached as Exhibit 5.1 to this report.

The Company issued two press releases on March 7, 2024, announcing the commencement and pricing of the offering, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report. The Company issued an additional press release on March 12, 2024 announcing the closing of the offering, which press release is attached as Exhibit 99.3 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 7, 2024 among RadNet, Inc. and Jefferies LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named therein
5.1	Legal Opinion of Sheppard Mullin Richter & Hampton LLP
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)
99.1	Press Release dated March 7, 2024
99.2	Press Release dated March 7, 2024
99.3	Press Release dated March 12, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2024	RADNET, INC.

	By:	/s/ Mark D. Stolper
	Name:	Mark D. Stolper
	Title:	Chief Financial Officer

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